Finisar Corporation Sets Revenue Record for Second Quarter Ended October 31, 2004

SUNNYVALE, CA -- 12/09/2004 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported financial results for its second quarter ended October 31, 2004.

Finisar plans to review second quarter results and discuss the current outlook for the remainder of fiscal 2005 during its conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, December 9, 2004. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

Total revenues in the second quarter of fiscal 2005 of $71.0 million were up 15% on a sequential basis from $61.9 million in the first quarter and 66% from $42.8 million in the second quarter of the prior year and represented an all time record for the Company. Total revenues from the sale of optical subsystems of $59.9 million in the second quarter were up 11% on a sequential basis from $53.8 million in the first quarter and 65% from $36.4 million in the second quarter of the prior year. Sales of network test and monitoring systems of $11.1 million in the first quarter were up 37% on a sequential basis from $8.1 million in the first quarter and up 76% from $6.3 million in the second quarter of the prior year. Network test and monitoring revenues in the second quarter of fiscal 2005 included approximately $3.0 million in sales of products from a product line acquired from Data Transit Corporation during the quarter.

"I think our employees should take great pride in our progress at the top line," said Jerry Rawls, Finisar's President and CEO. "It speaks to our dedication to making our customers successful with leading edge products and customer service that exceeds expectations. And, while it is gratifying to set records, even more important is the progress we are making at the bottom line. Gross margins are up sequentially, our losses have been reduced, and we are close to reaching our interim goal of EBITDA breakeven."

OPERATING RESULTS

The Company reported a net loss of $23.0 million, or $0.10 per share, for the second quarter of fiscal 2005, compared to a net loss of $22.1 million, or $0.10 per share, in the first quarter and a net loss of $32.6 million, or $0.15 per share, in the second quarter of fiscal 2004. Note that the Company does not intend to recognize any further tax benefits until it returns to profitability.

The Company's operating results include a number of non-cash and cash charges, principally related to acquisitions, financing transactions and the effect of the adoption of new accounting pronouncements. A table is included which summarizes these items. Excluding these items, the Company's net loss for the second quarter of fiscal 2005 would have been $10.9 million, or $.05 per share, compared to $14.3 million, or $.06 per share, in the first quarter and $13.4 million, or $.06 per share, in the second quarter of the prior year. Excluding these items, the Company's gross margins would have been $20.0 million, or 28.2% of revenues in the second quarter, compared to 26.1% in the first quarter and 22.7% in the second quarter of the prior year.

About Finisar

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet local area networks (LANs), Fibre Channel storage area networks (SANs), and metropolitan area networks (MANs) using both IP and SONET/SDH-based protocols. The Company's headquarters is in Sunnyvale, California, USA. www.Finisar.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; intensive competition; and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines, including the Honeywell VCSEL business unit acquired in March 2004 as well as our pending acquisition of the fiber optics business unit of Infineon Technologies A.G., that we expect to complete in the fourth calendar quarter of 2004. Other risks relating to Finisar's business are set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

                        Finisar Corporation
               Consolidated Statement of Operations
             (In thousands, except per share amounts)

                           Three Months Ended      Six Months Ended
                               October 31            October 31
                             2004       2003       2004       2003
                          ---------  ---------  ---------  ---------
Revenues
  Optical subsystems
   and components         $  59,912  $  36,432  $ 113,662  $  70,620
  Network test and
   monitoring systems        11,093      6,344     19,220     11,587
                          ---------  ---------  ---------  ---------
    Total revenues           71,005     42,776    132,882     82,207

Cost of revenues             51,285     32,041     96,989     68,503
Impairment of acquired
 developed technology         3,656          -      3,656          -
Amortization of acquired
 developed technology         6,086      4,656     11,652      9,312
                          ---------  ---------  ---------  ---------
Gross profit (loss)           9,978      6,079     20,585      4,392
                               14.1%      14.2%      15.5%       5.3%
Operating expenses:
  Research and development   17,043     13,695     33,118     34,610
  Sales and marketing         7,570      4,557     14,721      8,857
  General and
   administrative             4,995      4,356      9,677      8,309
  Amortization of
   deferred compensation         24        (49)       121       (353)
  Aquired in-process
   research and
   development                  318          -        318          -
  Amortization of
   purchased intangibles        170        143        313        286
  Restructuring costs             -        187          -      2,372
  Other acquisition costs         -        149          -        194
                          ---------  ---------  ---------  ---------
    Total operating
     expenses                30,120     23,038     58,268     54,275

Loss from operations        (20,142)   (16,959)   (37,683)   (49,883)
Interest income
 (expense), net              (2,992)   (15,026)    (5,763)   (20,534)
Other income
 (expense), net                 192       (555)    (1,596)    (3,135)
                          ---------  ---------  ---------  ---------
Loss before income taxes    (22,942)   (32,540)   (45,042)   (73,552)
Provision (benefit)
 for income taxes                37         33         56        246

Net loss                  $ (22,979) $ (32,573) $ (45,098) $ (73,798)
                          =========  =========  =========  =========

Loss per share -
 basic and diluted        $   (0.10) $   (0.15) $   (0.20) $   (0.35)
                          =========  =========  =========  =========

Shares used in per-share
 calculation-basic and
 diluted                    223,380    215,826    223,155    211,357

                        Finisar Corporation
                    Consolidated Balance Sheet
                          (In thousands)

                                     October 31, 2004   April 30, 2004
                                       -----------       -----------
ASSETS
  Cash and cash equivalents            $    29,377       $    69,872
  Short-term investments                    74,870            73,526
  Restricted investments                     3,722             6,329
  Accounts receivable, trade (net)          38,087            28,481
  Accounts receivable, other                12,044            11,314
  Inventories                               38,306            34,717
  Prepaid expenses                           6,072             4,736
  Deferred income taxes                        285             2,045
                                       -----------       -----------
    Total current assets                   202,763           231,020
  Property, plant, equipment
   and improvements, net                   104,000           107,736
  Restricted investments, long-term          7,165             8,921
  Purchased intangibles, net                41,612            47,961
  Goodwill, net                             67,069            60,620
  Minority investment                       24,434            24,227
  Other assets                              15,618            14,220
                                       -----------       -----------
  Total assets                         $   462,661       $   494,705
                                       ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                     $    30,146       $    29,460
  Accrued compensation                       4,823             4,376
  Other accrued liabilities                 10,820            14,464
  Income tax payable                           577               790
  Current portion of other
   long-term liabilities                     2,000             2,000
  Non-cancelable purchase
   obligations                               6,091             7,038
                                       -----------       -----------
    Total current liabilities               54,457            58,128
  Deferred income taxes                        285             2,045
  Convertible notes                        247,892           229,493
  Other long-term liabilities                  149             2,194
                                       -----------       -----------
    Total long-term                        248,326           233,732
  Common stock                                 224               222
  Additional paid-in capital             1,261,319         1,259,759
  Notes receivable from stockholders             -              (481)
  Deferred stock compensation                  (41)             (162)
  Accumulated other
   comprehensive income                        677               710
  Accumulated deficit                   (1,102,301)       (1,057,203)
                                       -----------       -----------
    Total stockholders' equity             159,878           202,845
                                       -----------       -----------
  Total liabilities and
   stockholders' equity                $   462,661       $   494,705
                                       ===========       ===========

                        Finisar Corporation
   Certain non-cash and Cash Items Included in financial statements
              (In thousands, except per share amounts)

                           Three Months Ended     Six Months Ended
                               October 31            October 31
                             2004       2003       2004       2003
                          ---------  ---------  ---------  ---------
Cost of revenues items
  Inventory write off net
   of sales of inventory
   previously written off $    (128) $     683  $    (128) $   5,815
  Profit on sales of Data
   Transit Finished Goods
   inventory acquired           445          -        445          -
  Charge for rework
   material                       -          -          -      2,906
  Final settlement of
   vendor materials
   liability                      -     (1,718)         -     (1,718)
  Amortization of
   acquired developed
   technology                 9,742      4,656     15,308      9,312
                          ---------  ---------  ---------  ---------
  Total                      10,059      3,621     15,625     16,315
Research and development
 expense items
  Non-employee option
   expense                        -        135          -        135
  Closure of Demeter              -          -       (318)     6,748
  Loss on sale of
   equipment                    909          -        909          -
                          ---------  ---------  ---------  ---------
  Total                         909        135        591      6,883
General and administrative
 expense items
  Closure of Demeter              -          -        (96)         -
  Non-employee option
   expense                        -        756          -        756
  Amortization of
   deferred compensation         24        (49)       121       (353)
  Amortization of
   purchased intangibles        170        143        313        286
  Acquired in-process R&D
   for Data Transit
   acquisition                  318          -        318          -
  Other acquisition costs         -        149          -        194
                          ---------  ---------  ---------  ---------
  Total                         512        999        656        883
Restructuring costs items
  Restructuring costs -
   costs for reduction
   in force                       -        188          -        188
  Closure of Demeter              -          -          -      1,059
  Closure of German
   facility                       -          -          -      1,125
  Total                           -        188          -      2,372
Interest (income)
 expense items
  Debt conversion costs           -      8,352          -     10,763
  Amortization of discount
   on convertible notes       1,069      5,715      2,129      8,088
                          ---------  ---------  ---------  ---------

  Total                       1,069     14,067      2,129     18,851
Other (income) expense
 items
  Write down in value
   of investment in
   Ciena stock                    -          -          -        528
  Minority investment
   write-off                    432        269        793      2,104
  Closure of Demeter              -       (274)         -          -
  Closure of German
   facility                       -        273          -          -
  Debt extinguishment
   costs                          -        (86)         -        (86)
  Loss on sale of
   equipment                   (938)         -         81          -
                          ---------  ---------  ---------  ---------
  Total                        (506)       182        874      2,546
                          ---------  ---------  ---------  ---------
Net effect on GAAP
 net loss                 $  12,043  $  19,192  $  19,875  $  47,850
                          =========  =========  =========  =========
Net effect on loss
 per share - basic
 and diluted              $    0.05  $    0.09  $    0.09  $    0.23
                          =========  =========  =========  =========

Contact:
Steve Workman
VP Finance, Chief Financial Officer
408-548-1000

Ed Lamb
Investor Relations
408-542-5050
investor.relations@Finisar.com